Exhibit 99.1

Preliminary Unaudited Pro Forma Condensed Combined Financial Data

The following preliminary unaudited pro forma condensed combined financial data give effect to the Acquisition and related financings as if they had been completed on June 30, 2013 with respect to the pro forma balance sheet data and as of January 1, 2012 with respect to the pro forma statements of operations data.

It should be noted that Tenet and Vanguard have different fiscal year ends. Accordingly, the selected preliminary unaudited pro forma statement of operations data for the calendar year ended December 31, 2012 have been developed from, and should be read in conjunction with, Tenet’s historical consolidated statement of operations data for the year then ended and Vanguard’s unaudited historical consolidated statement of operations data for the year ended December 31, 2012, which were derived from Vanguard’s historical consolidated statement of operations data for the year ended June 30, 2012, plus the unaudited historical consolidated statement of operations data for the six months ended December 31, 2012, less the unaudited historical consolidated statement of operations data for the six months ended December 31, 2011. The selected preliminary unaudited pro forma statement of operations data for the six months ended June 30, 2013 have been developed from, and should be read in conjunction with, Tenet’s historical consolidated statement of operations data for the six months then ended and Vanguard’s unaudited historical statement of operations data for the six months ended June 30, 2013, which were derived from Vanguard’s historical consolidated statement of operations data for the year ended June 30, 2013, less the unaudited historical consolidated statement of operations data for the six months ended December 31, 2012.

The Acquisition will be accounted for under the purchase method of accounting. Under purchase accounting, the total purchase price will be allocated to the tangible and intangible assets acquired by Tenet based upon their respective fair values as of the closing date, which will be derived from valuations and other studies that are not yet available. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities acquired in the pro forma condensed combined financial data set forth below based on estimates. The actual allocation of purchase price and the resulting effect on income from operations may differ materially from the pro forma amounts included herein.

The following preliminary unaudited pro forma condensed combined financial data are presented for illustrative purposes only and addresses a hypothetical situation and are not necessarily indicative of what Tenet’s actual financial position or results of operations would have been had the Acquisition and related financings been completed on the dates indicated above. Additionally, the preliminary unaudited pro forma condensed combined financial data are based on currently available information and a number of assumptions, estimates and adjustments as described in the accompanying notes and are subject to adjustments. Furthermore, the following preliminary unaudited pro forma condensed combined financial data do not purport to project the future financial position or results of operations of the combined company. A number of factors may affect our results. See “Risk Factors” under Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2012 (“Annual Report”), “Forward-Looking Statements” under Item 1 of Part I of our Annual Report, and “Forward-Looking Statements” under Item 2 of Part I of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and for the quarter ended March 31, 2013 and “Risk Factors” under Item 1A of Part I of Vanguard’s Annual Report on Form 10-K for the year ended June 30, 2013 (the “VHS Annual Report”) and “Forward-Looking Statements” under Item 1 of Part I of the VHS Annual Report.

Tenet expects to file final unaudited pro forma condensed combined financial data following the consummation of the Acquisition. The amounts reflected in the preliminary unaudited pro forma condensed combined financial information are subject to adjustment. The preliminary unaudited pro forma business combination adjustments for the Acquisition will vary from the actual business combination adjustments that will be recorded upon the completion of the Acquisition based upon changes in the estimated fair value of the assets and liabilities acquired from Vanguard. In addition, subsequent to the Acquisition completion date, there may be further refinements of the business combination adjustments as additional information becomes available.

Tenet Healthcare Corporation

Preliminary Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2013

(Dollars in millions)	Historical Tenet	Historical Vanguard	Pro Forma Adjustments		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$90	$624	$(1,734	)(b)
			1,501	(c)
			(29	)(d)	$452
Restricted cash	—	6	(6	)(a)	—
Accounts receivable, less allowance for doubtful accounts	1,369	637			2,006
Inventories of supplies, at cost	153	102			255
Income tax receivable	12				12
Current portion of deferred income taxes	350	68			418
Other current assets	600	205	6	(a)	811
Total current assets	2,574	1,642	(261)		3,954
Investments and other assets	166	159			325
Deferred income taxes, net of current portion	420	47	42	(b)
			5	(d)	514
Property and equipment, at cost, less accumulated depreciation and amortization	4,326	2,325	(53	)(a)	6,598
Goodwill	970	790	(790	)(b)
			2,146	(b)	3,116
Other intangible assets, at cost, less accumulated amortization	700	80	53	(a)
			(80	)(b)
			23	(b)
			122	(c)	898
Total assets	$9,156	$5,043	$1,206		$15,405

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$71	$17	$(11	)(c)	$77
Accounts payable	587	395	(30	)(a)	952
Accrued compensation and benefits	402	212	28	(a)	642
Professional and general liability reserves	84	—	65	(a)	149
Accrued interest payable	91	74			165
Accrued health plan expenses	—	72			72
Other current liabilities	423	228	(63	)(a)	588
Total current liabilities	1,658	998	(11)		2,645
Long-term debt, net of current portion	5,564	2,979	4,600	(c)
			(2,966	)(c)	10,177
Professional and general liability reserves	265	293			558
Unfunded pension liability	—	188	(188	)(a)	—
Other long-term liabilities	608	117	188	(a)	913
Total liabilities	8,095	4,575	1,623		14,293
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	80	62			142
Equity:
Shareholders’ equity:
Common stock	7	1	(1	)(b)	7
Additional paid-in capital	4,552	399	(399	)(b)	4,552
Accumulated other comprehensive loss	(68)	(8)	8	(b)	(68)
Accumulated deficit	(1,426)	1	(1	)(b)
			(24	)(d)	(1,450)
Common stock in treasury, at cost	(2,170)	—			(2,170)
Total shareholders’ equity	895	393	(417)		871
Noncontrolling interests	86	13			99
Total equity	981	406	(417)		970
Total liabilities and equity	$9,156	$5,043	$1,206		$15,405

Notes to Preliminary Unaudited Pro Forma Condensed Combined

Balance Sheet

(a)                                 Adjusts the historical presentation of Vanguard’s financial statements to conform to Tenet’s presentation.

(b)                                 Records the payment of the purchase price to Vanguard and the allocation of the purchase price to the assets and liabilities acquired.  The preliminary purchase price allocation is as follows:

Current assets	$1,642
Other assets	159
Deferred income taxes, net of current portion	89
Property and equipment	2,325
Goodwill	2,146
Identifiable Definite-lived Intangibles	3
Identifiable Indefinite-lived Intangibles	20
Current liabilities	(998)
Long-term debt, net of current portion	(2,979)
Other liabilities	(598)
Redeemable noncontrolling interest	(62)
Noncontrolling interest	(13)
Total	$1,734

                                                The purchase price of $1.7 billion represents $21 per share multiplied by the outstanding common stock (77,900,000 shares) and dilutive shares represented by stock options and restricted stock units (4,656,070 shares) at June 30, 2013.

(c)                                  Reflects the issuance of $4.6 billion of debt by Tenet to fund the Acquisition and pay off the assumed debt, net of $122 million capitalized debt issuance costs.

(d)                                 Records transaction fees paid to third parties in connection with the Acquisition. Costs to retire Vanguard debt are not included in the pro forma balance sheet adjustments.

Tenet Healthcare Corporation

Preliminary Unaudited Pro Forma Condensed Combined Historical

Statement of Operations

Year Ended December 31, 2012

(Dollars in millions except per share amounts)	Historical Tenet	Historical Vanguard	Pro Forma Adjustments		Pro Forma
Net operating revenues:
Net operating revenues before provision for doubtful accounts and premiums	$9,904		$5,897	(a)	$15,801
Patient service revenues		$5,897	(5,897	)(a)	—
Premium revenues		727			727
Less: Provision for doubtful accounts	785	603	—		1,388
Net operating revenues	9,119	6,021	—		15,140
Operating expenses:
Salaries, wages and benefits	4,257	2,758	(8	)(a)	7,007
Supplies	1,552	929	—		2,481
Purchased services		582	(582	)(a)	—
Rents and leases		76	(76	)(a)	—
Other operating expenses, net	2,147	576	658	(a)	3,381
Electronic health record incentives	(40)	(30)	—		(70)
Health plan expenses		551	—		551
Depreciation and amortization	430	263	3	(b)
			(3	)(c)	693
Impairment and restructuring charges, and acquisition-related costs	19	2	—		21
Other		(8)	8	(a)	—
Litigation and investigation costs	5	—	—		5
Operating income	749	322	—		1,071
Interest expense	(412)	(194)	(334	)(d)
			194	(e)	(746)
Loss from early extinguishment of debt	(4)	—	—		(4)
Investment earnings	1	—	—		1
Income (loss) from continuing operations, before income taxes	334	128	(140)		322
Income tax benefit (expense)	(125)	(38)	51	(g)	(112)
Income (loss) from continuing operations	209	90	(89)		210
Less: Preferred stock dividends	11	—	—		11
Less: Net income (loss) attributable to noncontrolling interests	13	1	—		14
Net income (loss) from continuing operations attributable to common shareholders	$185	$89	$(89)		$185

Earnings (loss) per share from continuing operations attributable to Tenet Healthcare Corporation common shareholders
Basic	$1.77				$1.77
Diluted	$1.70				$1.70

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	104,200				104,200
Diluted	108,926				108,926

TENET HEALTHCARE CORPORATION

Preliminary Unaudited Pro Forma Condensed Combined Historical

Statement of Operations

Six Months Ended June 30, 2013

(Dollars in millions except per share amounts)	Historical Tenet	Historical Vanguard	Pro Forma Adjustments		Pro Forma
Net operating revenues:
Net operating revenues before provision for doubtful accounts and premiums	$5,223		$2,984	(a)	$8,207
Patient service revenues		$2,984	(2,984	)(a)	—
Premium revenues		367	—		367
Less: Provision for doubtful accounts	414	336	—		750
Net operating revenues	4,809	3,015	—		7,824
Operating expenses:
Salaries, wages and benefits	2,327	1,362	(10	)(a)	3,679
Supplies	771	458	—		1,229
Purchased services		316	(316	)(a)	—
Rents and leases		38	(38	)(a)	—
Other operating expenses, net	1,135	276	341	(a)	1,752
Electronic health record incentives	(34)	(12)	—		(46)
Health plan expenses		293	—		293
Depreciation and amortization	235	124	(2	)(c)	357
Impairment and restructuring charges, and acquisition-related costs	25	13	(10	)(f)	28
Gain on disposal of assets	—	(13)	13	(a)	—
Other		(10)	10	(a)	—
Litigation and investigation costs	2	—	—		2
Operating income	348	170	12		530
Interest expense	(201)	(97)	(167	)(d)
			97	(e)	(368)
Loss from early extinguishment of debt	(348)	(2)	—		(350)
Investment earnings	1	—	—		1
Income (loss) from continuing operations, before income taxes	(200)	71	(58)		(187)
Income tax benefit (expense)	73	(29)	25	(g)	69
Income (loss) from continuing operations	(127)	42	(33)		(118)
Less: Net income (loss) attributable to noncontrolling interests	12	6	—		18
Net income (loss) from continuing operations attributable to common shareholders	$(139)	$36	$(33)		$(136)

Earnings (loss) per share from continuing operations attributable to Tenet Healthcare Corporation common shareholders
Basic	$(1.35)				$(1.32)
Diluted	$(1.35)				$(1.32)

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	103,010				103,010
Diluted	103,010				103,010

Notes to Preliminary Unaudited Pro Forma Condensed Combined

Statements of Operations

(a)                                 Adjusts the historical presentation of Vanguard’s financial statements to conform to Tenet’s presentation.

(b)                                 Records increased amortization expense as a result of acquired assets.  The preliminary purchase price allocation is as follows:

Current assets	$1,642
Other assets	159
Deferred income taxes, net of current portion	89
Property and equipment	2,325
Goodwill	2,146
Identifiable Definite-lived Intangibles	3
Identifiable Indefinite-lived Intangibles	20
Current liabilities	(998)
Long-term debt, net of current portion	(2,979)
Other liabilities	(598)
Redeemable noncontrolling interest	(62)
Noncontrolling interest	(13)
Total	$1,734

                                                No adjustments to the useful lives or carrying value of property and equipment were made in the preliminary purchase price allocations, and therefore, there is no adjustment to historical depreciation.

(c)                                  Eliminates historical amortization expense of Vanguard.

(d)                                 Reflects the increase in interest expense for the $4.6 billion of borrowings incurred to fund the Acquisition and pay off the acquired debt. It is assumed that the borrowings will consist of $1.8 billion of senior secured notes due 2020 with an annual estimated interest rate of 6%, and $2.8 billion of senior notes due 2022 with an estimated annual interest rate of 7.5%, along with debt issuance costs of $122 million, which will be amortized over the terms of the debt. The actual interest rate related to such borrowings may differ. For every 12.5 basis point variance in the senior secured interest rate, interest expense would change by $2 million annually and for every 12.5 basis point variance in the senior notes interest rate, interest expense would change by $4 million annually.

(e)                                  Eliminates Vanguard’s historical interest expense related to the debt that will be paid off at date of Acquisition.

(f)                                   Eliminates acquisition expenses related to this transaction reflected in the historical financial statements.

(g)                                  Reflects the applicable income tax effects of the pro forma adjustments in this column at an effective tax rate of 37%.